SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the
                 Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement
[  ]  Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
[ X]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material pursuant to Rule 14a-11(c) or Rule
      14a-12

                    ACTION INDUSTRIES, INC.
        (Name of Registrant as Specified in Its Charter)

                    ACTION INDUSTRIES, INC.
           (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
     14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[  ] $500 for each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          1) Title of each class of securities to which transaction applies: ___________________________________________

          2) Aggregate number of securities to which transaction applies: _______________________________________________________

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(Set forth the amount on which the filing fee is calculated and state how it was determined): ________________________________________________
_________________________________________________________________

          4)  Proposed maximum aggregate value of transaction:
_________________________________________________________________

     5)  Total fee paid: ________________________________________


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid: ________________________________

     2)  Form, Schedule or Registration Statement No.: __________
_________________________________________________________________

     3)  Filing Party: __________________________________________
_________________________________________________________________

     4)  Date Filed: ____________________________________________
_________________________________________________________________



                     ACTION INDUSTRIES, INC.
                          460 Nixon Road
                   Cheswick, Pennsylvania 15024
                  Telephone Number 412-782-4800


             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       ON DECEMBER 8, 1995


The annual meeting of shareholders of Action Industries, Inc. will be held at the Company's headquarters, located at 460 Nixon Road, Cheswick, Pennsylvania 15024, at 10:00 a.m. on Friday, December 8, 1995, for the following purposes:

     1.   To elect two directors for a term of three years

     2.   To approve an amendment to the Action Industries, Inc.
          Stock Option Plan

     3.   To approve amendments to the Action Industries, Inc.
          Nonemployee Director Stock Option Plan

     4. To transact such other business as may properly come before the meeting or any adjournment

Shareholders of record on the books of the Company at the close of business on October 12, 1995, are entitled to vote at the meeting.

We encourage all shareholders to attend the meeting. Whether or not you plan to attend the meeting, however, it is important that your shares be represented. PLEASE TAKE A MOMENT NOW TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. Shareholders who attend the meeting may, if they wish, vote in person even if they have mailed their proxies.

By order of the Board of Directors,

ACTION INDUSTRIES, INC.

LINDA S. WYCKOFF

Linda S. Wyckoff
Vice President, General Counsel
and Corporate Secretary


                     ACTION INDUSTRIES, INC.
                         460 Nixon Road
                  Cheswick, Pennsylvania 15024
                 Telephone Number 412-782-4800


                          PROXY STATEMENT


This proxy statement has been prepared by the management of Action Industries, Inc. (the "Company"). It is being furnished in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the annual meeting of shareholders on December 8, 1995 (or any adjournment of that meeting) for the purposes set forth below and in the covering Notice. All expenses incurred in connection with the solicitation of proxies will be borne by the Company. The Company anticipates mailing proxy materials and annual reports to shareholders on or about November 1, 1995. No solicitation other than by mail is anticipated.

The annual meeting will be held at the Company's headquarters, located at 460 Nixon Road, Cheswick, Pennsylvania 15024, at
10:00 a.m. on Friday, December 8, 1995. Shareholders of record on October 12, 1995 are entitled to notice of and to vote at the meeting.

Any person giving a proxy may revoke it by giving written notice to the Secretary of the Company, by signing a later dated valid proxy, or by voting in person at the meeting. If not revoked, the shares represented by the proxies will be voted. All shares will be voted as directed by the shareholder. If no direction is given, shares will be voted as indicated in this proxy statement and on the enclosed proxy form.

Except as described below, shareholders are entitled to one vote per share of the Company's common stock, par value $0.10 per share, on all matters to be considered and acted upon at the meeting. The presence, in person or by proxy, of the holders of at least a majority of the outstanding shares of the Company's common stock will be necessary to constitute a quorum at the meeting. In general, the affirmative vote of a majority of the votes cast by the shareholders is required to approve any proposals voted on at the meeting. Matters involving certain fundamental corporate changes, however, require the affirmative vote of at least 80% of the votes which all shareholders are entitled to cast.

Further, with respect to the election of directors, shareholders have cumulative voting rights. That is, each shareholder is entitled to cast a number of votes equal to the number of shares he or she holds multiplied by the number of directors to be elected -- in this case two -- and cast the whole number of resulting votes for one candidate or distribute them among the two candidates as he or she wishes. The nominees receiving the highest number of votes, up to the designated number of directors to be elected, will be deemed elected.

Shareholder abstentions and broker "non-votes" (i.e. a broker-dealer's withholding of votes for shares held in street name for a shareholder who has not given voting instructions) will be counted neither for nor against a proposal in the case of the election of directors and in the case of proposals other than certain fundamental corporate changes. Where a proposal involves certain kinds of fundamental corporate changes, however, shareholder abstentions and broker non-votes will be counted as "no" votes.

As of September 15, 1995 there were 5,539,458 shares of common stock outstanding.

There are three matters to be voted upon in connection with this year's annual meeting of shareholders: (1) the election of directors, (2) the amendment of the Action Industries, Inc. Stock Option Plan for Company management and (3) the amendment of the Action Industries, Inc. Nonemployee Director Stock Option Plan.

                  ITEM 1.  ELECTION OF DIRECTORS

R. Craig Kirsch, who came to the Company as a Director and executive officer in 1990 and has served as Chairman of the Board since 1991, resigned from the Company and the Board of Directors on September 7, 1995 to pursue other business opportunities. Director Joel M. Berez was subsequently elected to replace him as Chairman, and T. Ronald Casper was retained by the Board as Acting President
and Chief Executive Officer.   With Mr. Kirsch's departure, the
Board of Directors is now comprised of seven members divided among three classes, two of which have two members and one of which has three members. Each class of directors serves a three-year term.

The two candidates nominated by the Board for election as directors this year are identified below, along with the directors continuing in office.

NOMINEES FOR A 3-YEAR TERM EXPIRING IN 1998:

Joel M. Berez, 41. Mr. Berez has been a Director of the Company since 1983 and was elected Chairman on September 7, 1995. He has served as President and Chief Executive Officer of Digital Alchemy, Inc., a producer of home education software, since January 1995. Prior to this, he had been an officer of the Company since his employment in 1988 and had held several executive positions, most recently Senior Vice President.

William B. Snow, 63. Mr. Snow was appointed to the Board on August 29, 1994. Since July 1994, he has served as Vice Chairman and Chief Financial Officer of Movie Gallery, Inc., a video cassette and game retail sales and rental business. He had previously been Director, Executive Vice President and Chief Financial Officer of Consolidated Stores Corporation, a specialty retailer in the "close-out" consumer goods industry, since 1985.

The Board of Directors recommends a vote FOR the nominees named above.

DIRECTORS CONTINUING IN OFFICE:

SERVING THE SECOND YEAR OF A 3-YEAR TERM EXPIRING IN 1997:

Charles C. Cohen, 54. Mr. Cohen has served as a Director of the Company since June 1991. He has been, since 1981, a Director of the law firm of Cohen & Grigsby and, since 1976, Adjunct Professor of Securities Regulation at the University of Pittsburgh School of Law. He serves on the Boards of Directors of Robroy Industries, Inc., Medrad, Inc., Phar-Mor, Inc. and several civic organizations.

James H. Knowles, Jr., 55. Mr. Knowles has been a Director of the Company since November 1993. Having over ten years of experience in the founding and management of venture capital firms, he is presently President and Chief Executive Officer of Dragonswood, Inc., a venture capital investment management company, where he has served since 1988.

David S. Shapira, 53. Mr. Shapira has served as a Director of the Company since 1981. He has held various executive positions with Giant Eagle, Inc., a retail supermarket chain, including Director, Chairman, President and Chief Executive Officer, since 1980. He has also held various executive positions with Phar-Mor, Inc., a general merchandise and retail variety store chain, including Director, Chairman and Chief Executive Officer, since 1984. Mr. Shapira is also a member of the Boards of Directors of Mellon Bank, N.A., Mellon Bank Corporation, Equitable Resources, Inc. and Bell Telephone Company of Pennsylvania.

SERVING THE THIRD YEAR OF A 3-YEAR TERM EXPIRING IN 1996:

Ernest S. Berez, 70. Mr. Berez has been a Director of the Company since 1951 and served as its Chairman from 1987 through July 1990. He was an executive officer of the Company from 1950 to 1990, serving in various capacities, most recently including President, Chief Executive Officer and Chief Operating Officer. Now retired, Mr. Berez was the principal in Lobeco World Trade Corp., an international trading company, from 1990 to 1995.

Joel L. Gold, 54. Mr. Gold has served as a Director of the Company since 1978. He has been Managing Director of Fector, Detwiler & Co., Inc., an investment banking firm, since April 1995. Prior to that, he had served as Managing Director of Furman Selz Incor-porated, an investment banking company, from 1992 to 1995, and as Managing Director for Bear, Stearns & Co., Inc., also an investment banking firm, from 1990 to 1992. He also serves on the Boards of Concord Camera Corp., Life Medical Sciences, Inc. and Biomechanics Corporation of America.

 ITEM 2.  AMENDMENT OF ACTION INDUSTRIES, INC. STOCK OPTION PLAN

The Action Industries, Inc. Stock Option Plan for management of the Company (the "Management Plan") was adopted by the Board of Directors and approved by shareholders in 1990. Those eligible for participation in the Management Plan are "key employees" of the Company and its subsidiaries, that is, officers, managers and other executives who are primarily responsible for the growth and development and future financial success of the Company. Approximately 34 persons are currently eligible to participate.

Proposed Amendment. The Company originally reserved 450,000 shares for issuance pursuant to options granted under the Management Plan. The proposed amendment (set forth on Exhibit A) would reserve an additional 500,000 shares, for a total of 950,000 shares reserved for issuance under the Plan.

The purpose of the additional reserve of shares to the Management Plan is to enable the Company to attract and retain highly qualified managers to positions of substantial responsibility and to provide an incentive to employees to remain with the Company and restore it to profitability. Consistent with the substantial financial, operational and systems restructuring, which was begun by the Company several years ago and which is still underway, no general salary increases have been provided to management for five
to seven years.   While this is in many respects appropriate for a
company that has not been consistently profitable, it also leads to the risk of losing talented employees who are key to restoring the Company to profitability and increasing the value of its stock for shareholders. The Board of Directors believes that the maximum efforts of the Company's key managers toward the completion of restructuring are best assured if a broad base of management employees, extending not just to senior executives but also to a large group of midlevel managers, is given the opportunity to acquire a personal stake in maximizing the Company's stock value.

Description of the Plan. Options are granted under the Management Plan for the purchase of the Company's common stock. The purchase price at which an option may be exercised is subject to determination by the Compensation Committee of the Board of Directors upon the recommendation of the Company's Chief Executive Officer. In any event, however, the purchase price is no less than the fair market value of the stock, defined as the closing price of the stock as reported by the American Stock Exchange on the date of the grant of the option. (In the case of an incentive stock option granted to a participant who is a 10% shareholder, the purchase price is no less than 110% of fair market value.)

In the event of a participant's termination of employment, the participant has three months to exercise any vested options outstanding. In the case of termination because of disability, however, the participant has twelve months, and in the case of termination because of death, the participant's estate or beneficiary has twelve months. All options expire ten years from the date of grant (five years in the case of incentive stock options granted to participants who are 10% shareholders), and no options may be granted more than ten years after the September 4, 1990 effective date of the Management Plan.

Federal Income Tax Consequences. The Management Plan provides for grants of both incentive and nonqualified stock options, which differ in the their tax treatment under the Internal Revenue Code of 1986 (the "Code"). Incentive stock options, as defined under
Section 422A of the Code, permit a participant to exercise a stock option without incurring tax liability until the stock is sold. Upon sale of the stock, the participant will incur a taxable gain or loss based on the difference between the sale price and the exercise price. The Company is not entitled to a compensation deduction as a result of the grant of an incentive stock option to, or the exercise of the option by, the participant.

Nonqualified stock options do not qualify for favorable tax treatment by the participant. A participant's exercise of these options results in taxable income in the year of exercise in the amount of the difference between the option price and the fair market value at exercise. Correspondingly, the Company is entitled to a compensation deduction in an amount equal to the taxable income deemed paid to the participant upon exercise, provided that the Company withholds income taxes on that amount. Upon sale of the stock, the participant will incur a taxable gain or loss based on the difference between the sale price and the market value at exercise.

Current Grants, Market Value. The Company granted options to one individual in December 1994 and to 30 individuals in June 1995 to purchase an aggregate of 370,000 shares (excluding options cancelled since their grant), subject to shareholder approval of the amendment reserving an additional 500,000 shares to the Management Plan. The purchase prices of the newly granted options are $1.8125 per share for the December 1994 option and $1.00 per share for the June 1995 options, in each case the fair market value of the Company's common stock on the date of grant. Presently there are 34 individuals who hold stock options for the purchase of an aggregate of 537,400 shares under the Management Plan (excluding options expected to cancel or expire by the end of
September 1995).   On September 15, 1995, the closing market price
of the Company's common stock was $0.875 per share, and the aggregate market value of the 537,400 option shares was $470,225.

The table included below under Item 3 sets forth, for both the Management Plan and the Nonemployee Director Stock Option Plan, the options granted to various individuals or groups and the value of the underlying shares as of September 15, 1995.

The Board of Directors recommends a vote FOR the above amendment.

  ITEM 3.  AMENDMENT OF NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

The Action Industries, Inc. Nonemployee Director Stock Option Plan (the "Director Plan") was adopted by the Board of Directors and approved by shareholders in 1991. Those eligible for participation in the Director Plan are Directors who are neither employees nor former employees of the Company and who are "disinterested persons" for the purpose of Rule 16b-3 of the Securities Exchange Act of 1934. Five Directors are currently eligible to participate.

Proposed Amendment. The Company originally reserved 55,300 shares for issuance pursuant to options granted under the Director Plan. Options are granted automatically under the Director Plan, providing a single grant for the purchase of 7,500 shares to each nonemployee Director upon appointment to the Board. The first proposed amendment would reserve an additional 50,000 shares, for a total of 105,300 shares reserved for issuance under the Director Plan. The second proposed amendment would change the operation of the automatic grant of options, so that each new nonemployee Director would be granted an option to purchase 4,000 shares and each existing nonemployee Director would be granted an additional option each year to purchase 1,000 shares. The proposed amendments are set forth on Exhibit B.

The purpose of the proposed amendments to the Director Plan is to enable the Company to attract highly qualified individuals to serve as members of the Company's Board of Directors and to provide an incentive to them to continue to serve on the Board to oversee the
restoration of the Company to profitability.   The Company believes
that the maximum efforts of its Directors toward the completion of restructuring are best assured if they are given the opportunity to acquire a personal stake in maximizing the Company's stock value.

Description of the Plan. Options are granted under the Director Plan for the purchase of the Company's common stock. The purchase price at which an option may be exercised is the fair market value of the common stock, defined as the closing price of the common stock as reported by the American Stock Exchange on the date of the grant of the option, which is the date of the Director's initial election to the Board.

In the event of a participant's termination of membership on the Board, the participant has three months to exercise any vested options outstanding. In the case of termination of membership because of disability, however, the participant has twelve months, and in the case of termination because of death, the participant's estate or beneficiary has twelve months. All options expire ten years from the date of grant, and no options may be granted more than ten years after the July 17, 1990 effective date of the Director Plan.

Federal Income Tax Consequences. Options available under the Plan are nonqualified stock options. Under current provisions of the Internal Revenue Code of 1986 (the "Code"), a participant will not recognize taxable income at the time an option is granted or when it vests. Exercise of these options will result in taxable income in the year of exercise in the amount of the difference between the option price and the fair market value at exercise. Correspondingly, the Company will be entitled to a federal income
tax deduction equal to that amount.   Upon sale of the stock, the
participant will incur a taxable gain or loss based on the difference between the sale price and the market value at exercise.

Current Grants, Market Value. The Company granted options as of June 26, 1995 to its five nonemployee Directors to purchase an aggregate of 5,000 shares of common stock, subject to shareholder approval of the above amendments. The purchase price of the newly granted options is $1.125, which was the fair market value as of June 26, 1995, the first Monday of the fiscal year. With the new grants, nonemployee Directors now hold stock options for the purchase of an aggregate of 42,500 shares under the Plan. The market value of these shares as of September 15, 1995 was $37,188.

The following table sets forth, for both the Management Plan and the Director Plan, the options granted to various individuals or groups and the value of the underlying shares as of September 15, 1995 (excluding option shares expected to expire by the end of September 1995).

The Board of Directors recommends a vote FOR the above amendment.

           OPTIONS OUTSTANDING UNDER STOCK OPTION PLANS

                                    Management Plan            Director Plan
                                   ------------------        -----------------
Name and                           Dollar                    Dollar
Position                           Value        Units        Value       Units
--------                           ------       -----        -----       -----

R. Craig Kirsch                          0            0 *1        0           0
(Former) Chairman
President and Chief
Executive Officer

Robert I. Christian                153,125      175,000           0           0
Senior Vice President, Sales

Walter M. Tymoczko                  11,375       13,000 *2        0           0
(Former) Senior Vice
President and General Manager,
Kensington Lamp Company

Marc J. Joseph                           0            0 *3        0           0
(Former) Senior Vice
President, Marketing
and Merchandising

Kenneth L. Campbell                 26,250       30,000           0           0
Senior Vice President,
Finance

Robert P. Garrity                   39,375       45,000           0           0
Senior Vice President,
Operations

Current Executive Officer          236,250      270,000           0           0
Group

Non-Executive Direct                     0            0      37,188      42,500
Group

Non-Executive Officer              233,975      267,400           0           0
Employee Group

Director Nominees:
 Joel M. Berez                           0            0           0           0
 William B. Snow                         0            0       7,438       8,500

Associates of Directors,                 0            0           0           0
Executive Officers or
Nominees

Persons with 5% of
Option Shares:
 Robert I. Christian               153,125      175,000           0           0


     *1 As noted above, Mr. Kirsch resigned on September 7, 1995. Options previously granted to Mr. Kirsch to purchase a total of 288,462 shares were cancelled upon his resignation and are no longer outstanding.
     *2 Mr. Tymoczko resigned from the Company in September 1995, incident to his participation in a management purchase of the assets of the Company's lamp assembly subsidiary, Kensington Lamp Company (see discussion under "Business Relationships, Transactions with Management and Involvement in Legal Proceedings"). In accordance with the Management Plan, 2,000 of his option shares were cancelled upon his resignation, and the remaining 13,000 option shares will expire in December 1995 unless Mr. Tymoczko exercises his option to purchase the shares prior to that date.
     *3 Mr. Joseph resigned from the Company in May 1995. In accordance with the Management Plan, his 50,000 option shares were then cancelled and are no longer outstanding.


         PRINCIPAL HOLDERS OF THE COMPANY'S COMMON STOCK

SECURITY OWNERSHIP OF MANAGEMENT: The following table shows, as of September 15, 1995, the beneficial ownership of each director, the Chief Executive Officer for the 1995 fiscal year, the four other most highly compensated executive officers of the Company as of the end of fiscal year 1995, one other individual who would have been among the four other most highly compensated executive officers but for the fact that he left the Company's employ prior to the end of the fiscal year, and all the directors and officers of the Company as a group.

                COMMON STOCK BENEFICIALLY OWNED

           Amount and Nature of Beneficial Ownership
           -----------------------------------------

                         Sole Voting    Shared Voting
                             and             and                    Percent of
                         Investment      Investment                    Stock
      Name                  Power           Power         Total     Outstanding
      ----               -----------    -------------     -----     -----------

Ernest S. Berez              5,031         14,669       19,700 *1        0.4

Joel M. Berez               18,014        677,937      695,951 *2       12.6

Kenneth L. Campbell         14,352              0       14,352 *3        0.3

Robert I. Christian              0              0            0            -

Charles C. Cohen            12,500              0       12,500 *4        0.2

Robert P. Garrity            6,200              0        6,200 *5        0.1

Joel L. Gold                11,000            500       11,500 *6        0.2

Marc J. Joseph                   0              0            0            -

R. Craig Kirsch                  0         80,600       80,600 *7        1.5

James H. Knowles, Jr.       16,450              0       16,450 *8        0.3

David S. Shapira             7,500         28,302       35,802 *9        0.6

William B. Snow              1,875              0        1,875 *10     < 0.1

Walter M. Tymoczko          13,095            200       13,295 *11       0.2

All  20 directors and      152,567        811,823    1,068,515 *12      18.9
officers, including
those named above


     *1 Amount includes 14,669 shares held by Mr. Berez's wife, as to which shares he disclaims beneficial interest.
     *2 Amount includes the following: 667,506 shares held in twelve trusts for which Mr. Berez is co-trustee but as to which he disclaims beneficial ownership in 336,970 shares; and 10,431 shares held by Mr. Berez jointly with his wife.
     *3 Amount includes 13,000 shares which Mr. Campbell does not now own but has the right to acquire within 60 days under stock option agreements.
     *4 Amount includes 7,500 shares which Mr. Cohen does not now own but has the right to acquire within 60 days under a stock option agreement.
     *5 Amount includes 4,000 shares which Mr. Garrity does not now own but has the right to acquire within 60 days under a stock option agreement.
     *6 Amount includes 7,500 shares which Mr. Gold does not now own but has the right to acquire under a stock option agreement and 500 shares held by Mr. Gold's wife.
     *7 All shares are held jointly by Mr. Kirsch and his wife.
     *8 Amount includes 3,750 shares which Mr. Knowles does not now own but has the right to acquire within 60 days under a stock option agreement.
     *9 Amount includes 7,500 shares which Mr. Shapira does not now own but has the right to acquire within 60 days under a stock option agreement and 28,302 shares held in various trusts for which Mr. Shapira is co-trustee.
     *10 Amount includes 1,875 shares which Mr. Snow does not now own but has the right to acquire within 60 days under a stock option agreement.
     *11 Amount includes 13,000 shares which Mr. Tymoczko does not now own but has the right to acquire within 60 days under a stock option agreement and 200 shares which he holds jointly with his wife.
     *12 Amount includes 104,125 shares which the directors and officers do not now own but have the right to acquire within 60 days under stock option agreements.

SECURITY OWNERSHIP OF CERTAIN OTHERS: The following table shows the beneficial ownership of those persons, other than the ones named in the table above, who are known by the Company to be beneficial owners of more than 5% of the Company's common stock outstanding.

                COMMON STOCK BENEFICIALLY OWNED

                                Amount and        Percent of
                                Nature of            Stock
Name and Address           Beneficial Ownership   Outstanding
----------------           --------------------   -----------

Steven H. Berez                 673,400 *1            12.2
35 Sutton Road
Needham, MA 02192

Heartland Advisors Inc.         987,100 *2            17.8
790 North Milwaukee Street
Milwaukee, WI 53202


     *1 Steven H. Berez's shareholdings include 5,698 shares for which he has sole voting and dispositive power, 196 shares for which he shares voting and dispositive power with his wife, and 667,506 shares held in twelve trusts for which he shares voting and dispositive power as co-trustee but as to which he disclaims beneficial ownership in 336970 shares. The shares held by Mr. Berez as co-trustee are the same 643,506 shares as those described with respect to Joel M. Berez in footnote 2 under "Security Ownership of Management."
     *2 Heartland Advisors Inc. has sole dispositive power with respect to these shares but no voting power.


         DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

FAMILY RELATIONSHIPS: Directors Ernest S. Berez and Joel M. Berez are father and son.

BUSINESS RELATIONSHIPS, TRANSACTIONS WITH MANAGEMENT AND
INVOLVEMENT IN LEGAL PROCEEDINGS:

David S. Shapira and Charles C. Cohen.  In August 1992 Phar-Mor,
Inc. reported that it had been the victim of a fraud and embezzlement scheme perpetrated by Phar-Mor executives whose employment was immediately terminated. David S. Shapira, a Director of the Company, was Director and Chief Executive Officer of Phar-Mor at the time of discovery of the scheme. Mr. Shapira and his wife own directly or beneficially 4% of the outstanding shares of Phar-Mor. Mr. Shapira is also a Director and executive officer of Giant Eagle, Inc. Giant Eagle owns a significant portion (though not a majority) of the outstanding shares of Phar-Mor.

Company Director Charles C. Cohen is also a Director of Phar-Mor.
Mr. Cohen owns no Phar-Mor shares. The Company holds 0.7% of the outstanding shares of Phar-Mor.

On August 17, 1992 Phar-Mor, Inc., a Pennsylvania corporation, filed for protection under Chapter 11 of the United States
Bankruptcy Act. Mr. Shapira was an executive officer of Phar-Mor at the time of filing. The proceedings are still pending.

In light of the bankruptcy proceedings, in August 1992 the Board of Directors of the Company approved the write-off of the $1,611,710 book value of the Company's Phar-Mor shares. Mr. Cohen abstained from the decision with respect to the Company's write-off of the value of the Phar-Mor stock (Mr. Shapira was not present at the meeting). Further, the Board of Directors determined that Messrs. Shapira and Cohen would abstain from any future vote by the Board of Directors concerning any transaction between the Company and Phar-Mor.

In August 1994, the Official Committee of Unsecured Creditors of Phar-Mor, Inc., et al. filed an adversary proceeding in the Phar-Mor bankruptcy matter against the Company and about 50 other
shareholders and former shareholders of Phar-Mor.   In this
proceeding the Official Committee sought the recovery of monies paid to the defendants for their tender of shares in a Phar-Mor tender offer in August 1991. The claim was based upon allegations that at the time of the tender offer Phar-Mor was insolvent or had unreasonably small capital, and, therefore, the transfers pursuant to the tender offer constituted fraudulent conveyances. In the case of the Company, the amount the Official Committee sought was $2,639,960. On August 22, 1995, summary judgment was entered in favor of the Company and the other defendants. In September 1995, the Official Committee filed an appeal of this decision.

During fiscal year 1995 the Company engaged in several arms-length business transactions with Giant Eagle and Phar-Mor. The Company sold merchandise to Giant Eagle in the amount of $92,500 and to Phar-Mor in the amount of $283,400. The Company also purchased from Giant Eagle Christmas gift certificates for Company employees in the amount of $29,200 and paid to Giant Eagle $1,000 in trade show booth fees.

Mr. Cohen is a Director of Cohen & Grigsby, P.C., a law firm retained by the Company to perform legal services during fiscal year 1995 and which the Company expects to retain during the current fiscal year.

Walter M. Tymoczko. On September 18, 1995, the Company's wholly owned subsidiary, Kensington Lamp Company, sold certain of the assets and the business of the subsidiary to Kensington Collection, Inc., a newly formed company of which Walter M. Tymoczko is principal owner. Until that date Mr. Tymoczko had been Senior Vice President and General Manager of the subsidiary, which assembled and marketed household lamps. The purchase price for the assets equaled their approximate net book value, or $1,605,759.

COMPLIANCE WITH CERTAIN FILING REQUIREMENTS: Directors and executive officers are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports concerning their holdings and transactions in Company stock. Director Joel Berez and the Company recently discovered that a transaction in November 1994 by a Berez family trust had not been reported. Mr. Berez is cotrustee of the trust, which routinely reports its transactions, but for this oversight. As of the date of this proxy statement, the error was being corrected in connection with an overall review of the Berez family shareholdings.

THE BOARD OF DIRECTORS AND ITS COMMITTEES: The full Board of Directors held four meetings during fiscal year 1995. No member failed to attend at least 75% of the aggregate number of meetings of the full Board and meetings of the Board committees on which he serves.

Executive Committee. The Board recently reinstituted the executive committee, whose functions are to conduct all the business of the Board of Directors in managing the Company between meetings of the Board, subject to any limitations imposed by the Board, and provided that matters of importance that do not require immediate action will be referred to the full Board. The members are Messrs.
Cohen, Knowles, Shapira and Joel Berez.   Mr. Kirsch was a member
until his resignation and served as the committee's Chairman. They met four times during the fiscal year.

Audit Committee. The Board has an audit committee, the function of which is to assist the Board of Directors in fulfilling its obligation concerning the financial accounting and reporting practices of the Company and the sufficiency of its auditing. In furtherance of its function, the committee reviews the scope and results of the annual audit by the Company's independent public accountants, ensures the independence of the public accountants and makes appropriate inquiries as to the adequacy of the Company's
financial and operating controls.   The members are Messrs. Cohen,
Knowles, Snow and Joel Berez, with Mr. Snow serving as Chairman. They met three times during the fiscal year.

Nominating Committee. The Board has a nominating committee, the functions of which are to consider and recommend candidates to fill vacancies or new openings for membership on the Board and to consider and recommend successor management for the Company. The members are Messrs. Cohen and Joel Berez, with Mr. Cohen serving as Chairman. Mr. Kirsch was a member until his resignation. They met informally several times during the year. The nominating committee will consider director candidates recommended by shareholders who submit the candidate's resume by sending it to Mr. Cohen at the Company's address.

Compensation Committee. The Board has a compensation committee, the function of which is to review and determine the compensation of senior management. The members for fiscal year 1995 were Messrs. Gold, Knowles and Shapira, with Mr. Shapira serving as Chairman. Mr. Kirsch also participated as a nonvoting member until his resignation. For fiscal year 1996, Joel Berez was added as a member of the committee. The compensation committee met twice during the past year. The committee and the Company have retained professional benefit and compensation consultants to advise them concerning the compensation of directors, officers and other management.


         COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION FOR DIRECTORS: Directors who are employees of the Company, as well as former employee Ernest Berez, receive no additional compensation for their services on the Board. For fiscal year 1995 Mr. Kirsch was the only Director who was also an employee.

Compensation for nonemployee Directors includes an annual retainer of $12,000 plus $1,000 for each full Board meeting attended and $500 for each committee meeting attended on a day other than the day of a full Board meeting. Upon his appointment to the Board, each of the present nonemployee Directors was granted the option to purchase 7,500 shares of stock, pursuant to a Nonemployee Director Stock Option Plan approved by the shareholders in 1991. Subject to shareholder approval of an amendment to the Plan (see discussion above), nonemployee Directors will receive annual stock option grants of 1,000 shares each, and each new nonemployee Director will
receive an initial stock option grant of 4,000 shares.    Beginning
in fiscal year 1996, Chairman Joel Berez, who is a former employee, will be paid the cash compensation paid to nonemployee Directors.

Director Ernest Berez, former Chairman and President of the Company, is compensated under an agreement with the Company dated July 31, 1990 and amended July 31, 1991. Pursuant to that agreement, Mr. Berez now receives lifetime retirement benefits in the amount of $139,200 annually. If Mr. Berez's wife survives him, she will receive lifetime survivor benefits of one-half his benefit amount.

COMPENSATION FOR EXECUTIVE OFFICERS: The following tables show, for the last three fiscal years, all compensation received by the Chief Executive Officer for fiscal year 1995, the four other most highly compensated executive officers of the Company as of the end of fiscal year 1995, and one other individual who would have been among the four other most highly compensated executive officers but for the fact that he left the Company's employ prior to the end of the fiscal year.

                    SUMMARY COMPENSATION TABLE

                                                          Long Term
                                                         Compensation
                                   Annual Compensation      Awards
                                   -------------------   ------------

                                                          Securities     All
                                                          Underlying    Other
     Name and           Fiscal     Salary         Bonus    Options/    Compensa-
Principal Position       Year       ($)           ($)     SARs (#)     tion ($)
------------------      ------     -----         -----    ----------  ---------

R. Craig Kirsch *1       1995      243,437           0      88,642      2,448
(Former) Chairman,       1994      243,437           0           0      2,875
President and Chief      1993      243,437           0           0      2,916
Executive Officer

Robert I. Christian *2   1995      125,000      30,000     175,000        340
Senior Vice President,   1994       49,275           0           0          0
Sales                    1993            0           0           0          0

Walter M. Tymoczko *3    1995      123,106           0           0        578
(Former) Senior Vice     1994      123,046      15,000           0        551
President and General    1993      123,046           0           0        589
Manager, Kensington
Lamp Company

Marc J. Joseph *4        1995      120,000      30,000      50,000     19,409
(Former) Senior Vice     1994            0           0           0          0
President, Marketing     1993            0           0           0          0
and Merchandising

Kenneth L. Campbell *5   1995      118,690           0      20,000        522
Senior Vice President,   1994      118,698       6,000           0        554
Finance                  1993      123,714           0           0        569

Robert P. Garrity *6     1995      106,082           0      25,000        441
Senior Vice President,   1994       20,000           0      20,000          0
Operations               1993            0           0           0          0


     *1 During fiscal year 1995, Mr. Kirsch, who has since resigned from the Company, was granted an 88,462-share option in substitution for a 150,000-share option granted to him in 1992.
The substituted option had a value equivalent to that of the prior option, under the Black-Scholes method for determining equivalent value. The substituted option was subsequently cancelled upon Mr. Kirsch's resignation. The amount shown for fiscal year 1995 in the column "All Other Compensation" is comprised of $628 in forfeiture allocations to his account in the Employees' Retirement Plan and $1,820 for payment of the annual premium for a term life insurance policy.
     *2 Mr. Christian joined the Company in May 1994. Stock option grants to him in fiscal year 1995 include a 100,000-share option that is subject to shareholder approval of an amendment to the Management Plan at the December 1995 shareholder meeting. The amount shown for fiscal year 1995 in the column "All Other Compensation" is a forfeiture allocation to his account in the Employees' Retirement Plan.
     *3 For Mr. Tymoczko, the amount shown for fiscal year 1995 in the column "All Other Compensation" is a forfeiture allocation to his account in the Employees' Retirement Plan. Mr. Tymoczko resigned in September 1995.
     *4 Mr. Joseph, who joined the Company in April 1994, resigned in May 1995 and, therefore, was not serving as an executive officer at the end of the fiscal year. His stock option terminated with his separation from the Company. The amount shown for fiscal year 1995 in the column "All Other Compensation" includes a $427 forfeiture allocation to his account in the Employees' Retirement Plan and an $18,982 reimbursement for moving expenses.
     *5 Mr. Campbell's fiscal year 1995 stock option grants include a 15,000-share grant that is subject to shareholder approval of an amendment to the Management Plan at the December 1995 shareholder meeting and a 5,000-share option that was granted upon the cancellation of a 5,000-share option granted to him in 1992. The amount shown for fiscal year 1995 in the column "All Other Compensation" is a forfeiture allocation to his account in the Employees' Retirement Plan.
     *6 Mr. Garrity joined the Company in January 1994. His fiscal year 1995 stock option grant is subject to shareholder approval of an amendment to the Management Plan at the December 1995 shareholder meeting. The amount shown for fiscal year 1995 in the column "All Other Compensation" is a forfeiture allocation to his account in the Employees' Retirement Plan.

                           OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                              Potential Realizable
                                                                               Value at Assumed
                                                                             Annual Rates of Stock
                                                                              Price Appreciation
                                   Individual Grants                            for Option Term
                                   -----------------                           ------------------
                       Number of       % of Total
                       Securities    Options/SARs      Exercise
                       Underlying     Granted to       or Base
                      Options/SARs   Employees in       Price    Expiration
      Name              Granted       Fiscal Year      ($/Sh)       Date       5% ($)     10% ($)
      ----            ------------   ------------      -------   ----------    ------     -------

R. Craig Kirsch *1       88,462           11.1          1.8125    09-07-95       NA         NA

Robert I. Christian *2  100,000           12.5          1.00      06-21-05     62,889    159,374
                         75,000            9.4          1.8125    12-09-04     85,490    216,649

Walter M. Tymoczko            0            NA             NA         NA          NA         NA

Marc J. Joseph *3        50,000            6.3          1.8125    05-17-95       NA         NA

Kenneth L. Campbell *4   15,000            1.9          1.00      06-21-05      9,433    23,906
                          5,000            0.6          1.00      06-21-05      3,144     7,969

Robert P. Garrity *5     25,000            3.1          1.00      06-21-05     15,722    39,844


     *1 Mr. Kirsch's 88,462-share option was granted in substitution for a 150,000-share option that had been granted to him in 1992. The substituted option had a value equivalent to that of the cancelled option, under the Black-Scholes method for determining equivalent value. The substituted option was subsequently cancelled upon Mr. Kirsch's resignation.
     *2 Mr. Christian's 100,000-share option is subject to shareholder approval of an amendment to the Management Plan at the December 1995 shareholder meeting.
     *3 Mr. Joseph's option was cancelled upon his resignation in May 1995.
     *4 Mr. Campbell's 15,000-share option is subject to shareholder approval of an amendment to the Management Plan at the December 1995 shareholder meeting. His 5,000-share option was granted in substitution for a 5,000-share option that had been granted to him in 1992.
     *5 Mr. Garrity's option is subject to shareholder approval of an amendment to the Management Plan at the December 1995 shareholder meeting.

       AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                   AND FY-END OPTION/SAR VALUES

                                                        Number of
                                                        Securities          Value of
                                                        Underlying         Unexercised
                                                        Unexercised        In-the-Money
                                                        Options/SARs       Options/SARs
                                                         at FY-End          at FY-End
                      Shares Acquired        Value      Exercisable/       Exercisable/
      Name            on Exercise (#)      Realized     Unexercisable     Unexercisable
      ----            ---------------      --------     -------------     -------------

R. Craig Kirsch              0                NA                  0             NA
                                                                  0             NA

Robert Christian             0                NA                  0             NA
                                                            175,000           12,500

Walter M. Tymoczko           0                NA             13,000                0
                                                                  0             NA


Marc J. Joseph               0                NA                  0             NA
                                                                  0             NA

Kenneth L. Campbell          0                NA             13,000              375
                                                             17,000            2,125

Robert P. Garrity            0                NA              4,000                0
                                                             41,000            3,125

                 TEN-YEAR OPTIONS/SAR REPRICINGS

                                                                                                         Length of
                                       Number of                                                          Original
                                      Securities       Market Price        Exercise                     Option Term
                                      Underlying         of Stock          Price at                      Remaining
                                     Options/SARs       at Time of          Time of          New         at Date of
   Name and                           Repriced or      Repricing or      Repricing or      Exercise     Repricing or
   Position                 Date        Amended        Amendment ($)     Amendment ($)     Price ($)      Amendment
   --------                 ----        -------        -------------     -------------     ---------      ---------

R. Craig Kirsch           12-09-94      88,462 *1         1.8125             5.625           1.8125       7.25 years
(Former) Chairman,
President and Chief
Executive Officer

Kenneth L. Campbell       06-21-95       5,000 *2         1.00               4.625           1.00         7.08 years
Senior Vice President,
Finance


     *1 This option replaced an option earlier granted to Mr.
Kirsch for the purchase of 150,000 shares. The new option had a value equivalent to that of the prior option, under the Black-Scholes method for determining equivalent value. The new option was subsequently cancelled upon Mr. Kirsch's resignation.
     *2 This option replaces an option earlier granted to Mr.
Campbell for the purchase of 5,000 shares.

EMPLOYMENT CONTRACTS:

R. Craig Kirsch. Until his resignation on September 7, 1995, Mr. Kirsch served under an employment agreement dated as of March 12, 1992. The agreement provided for five years' employment with base compensation subject to the review of the compensation committee of the Board of Directors, participation in any incentive compensation program implemented by the Company and customary insurance benefits for executives of the Company. Mr. Kirsch had stock options to purchase a total of 288,462 shares of the Company's common stock; these options were cancelled upon his resignation. The agreement provides for Mr. Kirsch's covenant not to compete with the Company for two years following his separation. Mr. Kirsch will receive separation benefits in the form of salary continuation until the earliest to occur of March 12, 1997, his employment with another firm, or his death.

Robert I. Christian. Mr. Christian serves under an agreement of employment "at will." The agreement provides for base compensation at $125,000 annually, subject to adjustment by the Company's Chief Executive officer, a bonus of $30,000 for fiscal year 1995, participation in the Company's stock option plan and participation in the Company's group insurance benefits and pension plan. The agreement also provides for severance benefits in the event of the termination of Mr. Christian's employment, other than for cause, in the amount of one year's base salary, payable in installments on the Company's normal salary payment cycle.

Robert P. Garrity. Mr. Garrity serves under an employment agreement dated December 15, 1993. The agreement provides for two years' employment with base compensation, presently $106,082 annually, subject to adjustment by the Company's Chief Executive Officer, participation in any bonus, incentive compensation and stock option plan for executives of the Company and participation in the Company's group insurance benefits and pension plan. The agreement also provides for Mr. Garrity's covenant not to compete for a period of two years after his employment ends. Further, in the event of the termination of Mr. Garrity's employment, other than for cause, the agreement provides for continued payment of Mr. Garrity's base salary and continued health care benefits for the remainder of the contract term but no less than twelve months.

Marc J. Joseph. Until his resignation in May 1995, Mr. Joseph served under an agreement of employment "at will." The agreement provided for base compensation at $120,000 annually, subject to adjustment by the Company's Chief Executive Officer, a bonus of $30,000 for fiscal year 1995, participation in the Company's stock option plan and participation in the Company's group insurance benefits and pension plan. The agreement also provided for severance benefits in the event of the termination of Mr. Joseph's employment, other than for cause, in the amount of one year's base salary, payable in installments on the Company's normal salary payment cycle.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION: The members of the compensation committee during fiscal year 1995 were Messrs. Gold, Kirsch, Knowles and Shapira. Mr. Kirsch, who was a nonvoting member, was President and Chief Executive Officer of the Company until his resignation in September 1995. Mr. Shapira is a Director and executive officer of Giant Eagle, Inc., and Phar-Mor, Inc., both of which engaged in several arms-length business transactions with the Company during the fiscal year. The Company sold merchandise to Giant Eagle in the amount of $92,500 and to Phar-Mor in the amount of $283,400. It also purchased from Giant Eagle Christmas gift certificates for Company employees in the amount of $29,200 and paid Giant Eagle $1,000 in trade show booth fees.


     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

It is the policy of the compensation committee to compensate executive officers of the Company under a pay plan with three components: base salary, performance-based pay and equity owner-ship. The compensation plan was developed in 1990 with the assistance and recommendation of compensation consultants. Under this pay system, base salaries for executives are set at or just below the market median for each position, as determined from market survey information for companies with comparable sales volume.

Performance-based compensation is paid pursuant to a plan implemented in September 1990. The plan provides that a portion of the compensation payable to each executive officer will be based upon the individual's achievement of predetermined performance objectives and the Company's attainment of overall performance objectives. The plan is a flexible program in which performance objectives, which are individually determined for each executive appropriate to his/her position, are established each year by senior management. The aggregate amount potentially payable to executives is determined by the Board of Directors each year, based upon a percentage of the Company's profits. The plan has been suspended for the last two fiscal years, as management did not expect the Company to have the financial resources to fund it. Two executive officers nevertheless received bonuses in honor of employment contracts made with them to bring them to the Company in 1994.

The equity ownership portion of executive officer compensation is paid in the form of stock options under a Stock Option Plan approved by shareholders in 1990. Under this plan, the Company earlier granted options to executive officers and other managers
for approximately 450,000 shares.   Options for an additional
458,462 shares were recently granted under the plan, subject to shareholder approval of an amendment reserving additional shares to the Stock Option Plan (see discussion regarding the Management Plan above). The number of option shares granted to each individual is based upon the executive's position in the Company and the relative potential for that position to affect the Company's performance. The option price for each grant is the fair market value at the date of grant. Executives have ten years from the date of grant to exercise their options by paying the option price for the stock. Stock options earlier granted to two executives were replaced during fiscal year 1995 because their option prices were significantly higher than those of other executives and significantly above the Company's current stock value. Consequently, these options no longer provided an incentive, and they were replaced at the market value of the Company's common stock on the dates of grant of the replacement options (see further discussion below, with regard to Mr. Kirsch).

The compensation committee believes that this three-component pay system for executive officers effectively balances the employee's need for income security and the Company's need to maximize performance. The base salary component provides the executive a reliable but moderate income stream. The opportunity for any additional income exists only through the performance-based compensation plan and the stock option plan and is available only by virtue of individual achievement and overall Company performance.

It has also been the policy of the compensation committee to compensate R. Craig Kirsch, who was the Company's Chief Executive Officer until his resignation in September 1995, under a compen-sation plan consisting of base salary, performance-based pay and equity ownership. This compensation plan was developed with the assistance and recommendation of compensation consultants. Base salary was set at or just below the market median for chief executive officers of companies with comparable sales volume. Mr. Kirsch had received no salary increases for four years.

Performance-based compensation was paid to Mr. Kirsch for his achievement of predetermined performance objectives and the Company's attainment of overall performance objectives, as determined by the committee each fiscal year. The amount potentially payable to him was also determined each year by the committee, based upon a percentage of the Company's profits. As noted above, this plan has been suspended for all executives for the last two fiscal years. Mr. Kirsch received no performance-based pay for the last four fiscal years.

The equity ownership component of Mr. Kirsch's compensation consisted of two stock options. The first stock option -- for 200,000 shares -- was negotiated with Mr. Kirsch in 1990 to attract him to the Company to plan and carry out a financial and organizational restructuring of the Company. The option vested over a three-year period, as it was originally anticipated that restructuring was a three-year project. After two years it became apparent that more than three years would be needed to stabilize the Company and regain its profitability. Accordingly, Mr. Kirsch's employment agreement was renegotiated in 1992 with an extended term and an additional option for 150,000 shares, vesting in two installments over five years. In December 1994, this option was cancelled and replaced by an equivalent value option for 88,432 shares at a lower purchase price with the same vesting provisions. The option was replaced because the price of the 1994 option was significantly higher than the prices of options granted to other executives and significantly higher than the Company's current stock value. Consequently, the Compensation Committee believed
that the original option no longer provided an incentive.   Both of
Mr. Kirsch's stock options were granted at fair market value on the date of grant. Both options were cancelled upon Mr. Kirsch's resignation.

By the Voting Members of the Compensation Committee:

Joel L. Gold, James H. Knowles, Jr., and David S. Shapira


                       COMPANY PERFORMANCE

The following chart is a comparison of five-year cumulative shareholder return among Action Industries, Inc. common stock, the Standard & Poor's Housewares Index and the Amex Market Value Index. The comparison assumes $100 invested on June 30, 1990 in Company stock or in either Index, including reinvestment of dividends.

         COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
       AMONG ACTION INDUSTRIES, THE AMEX MARKET VALUE INDEX
                  AND THE  S&P HOUSEWARES INDEX


Fiscal Year         Action         Amex Market     S&P Housewares
  Ending        Industries ($)   Value Index ($)      Index ($)
-----------     --------------   ---------------   --------------

June 1991            158               99                116
June 1992            127              105                137
June 1993             69              120                145
June 1994             77              117                168
June 1995             37              138                193


                 INDEPENDENT PUBLIC ACCOUNTANTS

Pursuant to Article V of the Company's Bylaws, the Directors have the authority to have financial reports prepared or verified by independent public accountants who need not be elected by the shareholders. Ernst & Young served as the Company's independent accountants throughout the fiscal year ended June 24, 1995 and are continuing in that capacity for fiscal year 1996.

Representatives of Ernst & Young are expected to be present at the meeting of the shareholders and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.


                         OTHER BUSINESS

So far as is known, no business other than the election of directors will come before the meeting. It is the intention of the Board, however, that the proxy solicited in this statement will be exercised in the discretion of the person or persons voting the proxy on any matters that may properly come before the meeting.


       SHAREHOLDER PROPOSALS FOR THE 1996 ANNUAL MEETING

Shareholders who wish to present proposals at the 1996 annual meeting must send their proposals to the Company so that they are received no later than July 5, 1996, in order that they may be included in the proxy statement for that meeting.


September 19, 1995


                            EXHIBIT A

      AMENDMENT OF ACTION INDUSTRIES, INC. STOCK OPTION PLAN

EXISTING PROVISION:

     Section 5. Shares Subject to the Plan. The total number of Option Shares which may be issued under the Plan will be 450,000 shares of the common stock of the Company, par value $ .10 per share (the "Common Stock"), subject to adjustment as provided in
Section 10 below, which may be either authorized and unissued shares or shares held in treasury by the Company. To the extent that options granted under the Plan expire without being exercised, the Option Shares granted under the expired options will again become available for purposes of grant under the Plan.


PROPOSED AMENDMENT:

     Section 5. Shares Subject to the Plan. The total number of Option Shares which may be issued under the Plan will be 950,000 shares of the common stock of the Company, par value $ .10 per share (the "Common Stock"), subject to adjustment as provided in
Section 10 below, which may be either authorized and unissued shares or shares held in treasury by the Company. To the extent that options granted under the Plan expire without being exercised, the Option Shares granted under the expired options will again become available for purposes of grant under the Plan.


                            EXHIBIT B

              AMENDMENT OF ACTION INDUSTRIES, INC.
              NONEMPLOYEE DIRECTOR STOCK OPTION PLAN


EXISTING PROVISIONS:

5.  Shares Subject to the Plan.  Subject to certain adjustments in
Section 8, the total number of Option Shares which may be issued under the Plan is 55,300 shares of the Company's Common Stock, par value $.10 per share, which may be either authorized and unissued shares or shares held in treasury by the Company. To the extent that options granted under the Plan expire without being exercised, the Option Shares granted under the expired options will again become available for grant under the Plan.

6.2  Grant of Option.  An option to purchase 7,500 shares (the
"Option") will be granted automatically to each eligible Director as of the following date (the "Date of Grant"):

        (i) With respect to each eligible Director who was first elected to the Board on or before July 17, 1991, the Date of Grant is July 17, 1991.

        (ii) With respect to each eligible Director who is first elected to the Board after July 17, 1991, the Date of Grant is the date of the Director's first election to the Board.


PROPOSED AMENDMENTS:

5.  Shares Subject to the Plan.  Subject to certain adjustments in
Section 8, the total number of Option Shares which may be issued under the Plan is 105,300 shares of the Company's Common Stock, par value $.10 per share, which may be either authorized and unissued shares or shares held in treasury by the Company. To the extent that options granted under the Plan expire without being exercised, the Option Shares granted under the expired options will again become available for grant under the Plan.

6.2 Grant of Option. An option to purchase shares (the "Option") will be granted automatically to each eligible Director in the amount and as of the date (the "Date of Grant") specified below:

        (i) An option to purchase 4,000 shares will be granted to each eligible Director as of the date the Director is first elected to the Board.

        (ii) An additional option to purchase 1,000 shares will be granted to each eligible Director, subject to the following exception, as of the first Monday of each fiscal year. This option will not be granted, however, in the case of a Director who was first elected to the Board since the January 1 prior to the then current year grant.


                                APPENDIX 1

                              REVOCABLE PROXY

                          ACTION INDUSTRIES, INC.
        PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, DECEMBER 8, 1995
               SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Joel M. Berez, Chairman, and Linda
S. Wyckoff, Secretary, or either of them, proxies of the undersigned to vote the shares of ACTION INDUSTRIES, INC. which the under-signed would be entitled to vote if personally present at the meeting or any adjournment of it:

(1) To elect each of the following nominees for director for the ensuing three years:

                                    For         Withheld
          JOEL M. BEREZ            [   ]         [   ]

          WILLIAM B. SNOW          [   ]         [   ]

YOUR SHARES WILL BE VOTED "FOR" UNLESS YOU INSTRUCT OTHERWISE.

(2)  To amend the Action Industries, Inc. Stock Option Plan:
     [  ] For     [  ] Against     [  ] Abstain

YOUR SHARES WILL BE VOTED "FOR" UNLESS YOU INSTRUCT OTHERWISE.

(3)  To amend the Nonemployee Director Stock Option Plan:
     [  ] For     [  ] Against     [  ] Abstain

YOUR SHARES WILL BE VOTED "FOR" UNLESS YOU INSTRUCT OTHERWISE.

(4) In their discretion to vote upon such other matters as may properly come before the meeting.


Please be sure to sign and date
this Proxy in the box below.       Date: __________________________

Please sign exactly as name appears hereon.

When signing as executor, trustee, etc., or as corporation officer,
give full title as such.  For Stockholder sign above.    Co-holder
(if any) sign above.  Joint accounts, provide both signatures.

------------------------------------------------------------------
------------------------------------------------------------------

Detach above card, sign, date and mail in postage paid envelope provided.

                     ACTION INDUSTRIES, INC.

                       PLEASE ACT PROMPTLY.
            SIGN, DATE AND MAIL YOUR PROXY CARD TODAY.


                           APPENDIX 2

                    ACTION INDUSTRIES, INC.

                       STOCK OPTION PLAN
                    (As Amended June 15, 1995)


     Section 1. Establishment. There is hereby established the Action Industries, Inc. Stock Option Plan (hereinafter call the "Plan") pursuant to which certain key officers, managers, and other executives employed by Action Industries, Inc. (hereinafter called the "Company") and its subsidiaries (as hereafter defined) may be granted options to purchase shares of Common Stock of the Company (as defined in Section 5 below). The purpose of the Plan is to advance the interests of the Company and its shareholders and to promote the success of the Company's business by attracting highly qualified personnel for positions of substantial responsibility and by providing an incentive to key employees and encouraging them to remain in the Company's employ.

     Section 2. Administration. The Plan will be administered by a committee (hereinafter called the "Committee") of not less than three members, none of whom will be eligible to participate in the Plan, who will be appointed and will serve at the pleasure of the Board of Directors (hereinafter called the "Board"). A majority of the Committee will constitute a quorum, and the acts of a majority of the members present at an meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, will be deemed the acts of the Committee. Subject to the provisions of the Plan and to policies determined by the Board, the Committee is authorized to adopt rules and regulations and to take such action in the administration of the Plan as it deems proper. The Committee will have full power to construe and interpret the Plan and the options granted under the Plan, to establish and amend rules for its administration, to grant options under the Plan in accordance with the provisions of the Plan, and to correct any defect or omission or reconcile any inconsistency in the Plan or in any option to the extent the Committee deems it necessary to do so. All actions taken and decisions made by the Board or the Committee pursuant to the Plan will be binding and conclusive on all persons interested in the Plan.

     Section 3. Duration of Plan. The Plan will remain in effect, subject to the Board's right to earlier terminate the Plan pursuant to Section 13 below, until all shares subject to the Plan (the "Option Shares") have been purchased or acquired. Notwithstanding the foregoing, no option may be granted under the Plan on or after the tenth anniversary of the Plan's effective date.

     Section 4. Eligibility. Key officers, managers, and other executives employed by the Company and its subsidiaries (any of whom may also be directors) who, in the opinion of the Committee, are or will be primarily responsible for the growth and development and future financial success of the Company are eligible to participate in the Plan, except that Sholom Comay, Ernest Berez, and outside directors of the Company are not eligible to participate in the Plan. The Committee will, in its sole discretion, from time to time select from the persons eligible to participate in the Plan those to whom options will be granted ("optionees") and will determine the number of Option Shares to be included in the option, the option price, the date(s) of exercise, and any other terms of the option consistent with the provisions of the Plan. No employee will have any right to receive an option except as the Committee in its sole discretion determines. The term "subsidiary," as used in the Plan or in any stock option agreement entered into under the Plan, means a "subsidiary corporation" as defined in Section 425 of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

     Section 5. Shares Subject to Plan. The total number of Option Shares which may be issued under the Plan will be 950,000 shares of common stock of the Company, par value $.10 per share (the "Common Stock"), subject to adjustment as provided in Section 10 below, which may be either authorized and unissued shares or shares held in treasury by the Company. To the extent that options granted under the Plan expire without being exercised, the Option Shares granted under the expired options will again become available for purposes of grant under the Plan.

     Section 6. Types of Options. Options granted under the Plan may be either options which are incentive stock options under
Section 422A of the Code (hereinafter called "Incentive Stock Options") or other options (hereinafter called "Nonstatutory Stock
Options").   The Committee, in its discretion, will determine
whether options granted under the Plan will be Incentive Stock Options or Nonstatutory Stock Options. To the extent that both Incentive Stock Options and Nonstatutory Stock Options are granted to an optionee, separate stock option agreements will be entered into for each. The provisions of the Plan and the stock option agreements pursuant to which Incentive Stock Options are issued will be construed in a manner consistent with Section 422A of the Code and rule and regulations thereunder.

     Section 7. Terms of Options. Each option granted under the Plan will be evidenced by a stock option agreement between the Company and the person to whom the option is granted and will be subject to the following terms and conditions:

          (a) Subject to adjustment as provided in Section 10 below, the price at which the Option Shares may be purchased will be determined in each case by the Committee but will not be less than their fair market value at the time the option is granted. If an optionee owns (or is deemed to own under applicable provisions of the Code and rules and regulations thereunder) more than ten percent (10%) of the combined voting power of all classes of the capital stock of the Company (or any parent or subsidiary of the Company) and an option granted to that optionee is intended to qualify as an Incentive Stock Option, the option price will be no less than one hundred ten per cent (110%) of the fair market value of the Option Shares at the time the option is granted.

          (b) In accordance with Section 422(b) of the Code, the aggregate fair market value of Option Shares with respect to which Incentive Stock Options at first exercisable by optionees in any calendar year (under all plans the Company and its subsidiaries) will not exceed $100,000 determined at the time of grant. If any option designated as an Incentive Stock Option, either alone or in conjunction with any other options, exceeds the foregoing limit, the portion of the option in excess of the limit will automatically be reclassified as a Nonstatutory Stock Option by a whole number of Option Shares, with later-granted options being reclassified first.

          (c) During the lifetime of an optionee, the option may be exercised only by the optionee. The option is not transferable by the optionee other than by will or by the laws of descent and distribution. At the discretion of the Committee, after the death of the optionee the option may be transferred to the Company upon such terms and conditions, if any, as the Committee and the personal representative or other person(s) entitled to the option under the optionee's will or the laws of descent and distribution may agree within the period specified in subsection d(ii) of this
Section 7.

          (d) The Committee will determine and the stock option agreement will state the period, not exceeding ten (10) years from the grant of the option, within which the option may be exercised (such period being hereinafter referred to as the "Option Period"), provided that:

               (i) if the optionee ceases to be employed by the Company or any of its subsidiaries for any reason other than death or disability, the option may be exercised by the optionee at any time prior to the expiration of the option or within three (3) months after the date of termination of employment, whichever period is the shorter, unless termination of employment is for cause, in which case the option will immediately terminate;

               (ii) if the optionee dies, the option may be exercised at any time prior to the expiration of the option or within twelve (12) months after the date of death, whichever period is the shorter, and only by the optionee's personal representative or other person(s) entitled to the option under the optionee's will or the laws of descent and distribution; provided, however, that the decedent must have been employed by the Company at the time of his/her death or within three (3) months prior to his/her death;

               (iii) if the employment of the optionee terminates by reason of disability as defined in Section 22(e) (3) of the Code, the option may be exercised by the optionee at any time prior to the expiration of the option or within twelve (12) months after the date of disability, whichever period is the shorter;

               (iv) the option may not be exercised for more Option Shares (subject to adjustment as provided in Section 10 below) after the termination of the optionee's employment or the optionee's death or disability than the optionee was entitled to purchase at the time of the termination of the optionee's employment or the optionee's death or disability; and

               (v) if an optionee owns (or is deemed to own under applicable provisions of the Code and rules and regulations thereunder) more than ten per cent (10%) of the combined voting power of all classes of capital stock of the Company (or any parent or subsidiary of the Company) and an option granted to such optionee is intended to qualify as an Incentive Stock Option , the option by its terms will not be exercisable after the expiration of five (5) years from the date the option is granted.

          (e) The option price of each Option Share purchased must be paid in full at the time of each exercise of the option either
(i) in cash or (ii) in the discretion of the Committee, the optionee may deliver to the Company shares of Common Stock or a combination of shares of Common Stock and cash having as aggregate fair market value equal to the option price of the Option Shares being purchased; provided, however, that the shares of Common Stock of the Company delivered by an optionee will be accepted in payment of all or part of the option price of any option exercised under the Plan only if the shares have been held by the optionee for at least six (6) months.

          (f) Options granted under the Plan will be exercisable in whole or in part at such times and subject to such restrictions and conditions, which need not be the same for all participants, as the Committee in each instance approves, provided that such restrictions and conditions are not inconsistent with those provided in subsections (a) through (e) hereunder.

     Section 8. Payroll Deductions. An optionee may, subject to the prior approval of the Committee, direct the Company to withhold a specified amount from the optionee's compensation through payroll deductions in advance of the exercise of an option, by filing with the Company a written authorization for payroll deductions. The Company will have no duty to invest the amounts withheld through payroll deductions, and these amounts will be deposited with the general funds of the Company to be used for any corporate purpose. The amounts withheld will be applied by the Company to the Option Price at the time of exercise pursuant to the provision of Section 7(e) hereunder. Any amounts withheld but not used for the purchase of Option Shares will be refunded to the optionee with no interest paid thereon.

     Section 9. Tax Withholding. Whenever Option Shares are to be issued upon the exercise of a Nonstatutory Stock Option, the Company will have the right to require the optionee to remit to the Company an amount sufficient to satisfy federal, state, and local tax-withholding requirements prior to the delivery of any certificate for such shares. If an optionee makes a disposition of shares acquired upon the exercise of an Incentive Stock Option within either two (2) years after the option was granted or one (1) year after the receipt of Option Shares by the optionee, the optionee will promptly notify the Company and the Company will have the right to require the optionee to pay the Company an amount sufficient to satisfy federal, state and local tax-withholding requirements.

     Section 10.  Adjustment of Number and Price of Shares.

               (a) In the event that a dividend is declared upon the Common Stock of the Company payable in shares of Company stock, the number of Option Shares covered by each outstanding option, and the number of shares available for issuance pursuant to he Plan but not yet covered by an option agreement, shall be adjusted by adding the number of shares which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive the stock dividend.

               (b) In the event that the outstanding shares of Common Stock of the Company are changed into or exchanged for a different number or kind of shares of capital stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger, or consolidation, there shall be substituted for the Option Shares covered by each outstanding option, and for the shares available for issuance pursuant to the Plan but not yet covered by an option agreement, the number and kind of shares or capital stock or other securities which would have been substituted therefor if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive the changed or substituted stock or other securities.

               (c) If there is to be any change, other than that specified in this Section 10, in the number or kind of outstanding shares of Common Stock of the Company or of any capital stock or other securities into which such Common Stock is changed or for which it has been exchanged, then, if the Board of Directors determines, in its discretion, that such change equitably required an adjustment in the number or kind of shares covered by outstanding but unexercised options or which are available for issuance pursuant to the Plan but not yet covered by an option agreement, such adjustment will be made by the Board of Directors and will be effective and binding for all purposes of the Plan and on each outstanding stock option agreement.

               (d) No adjustment or substitution provided for in this Section 10 will require the Company to issue or to sell a fractional share under any stock option agreement, and the total adjustment or substitution with respect to each stock option agreement will be limited accordingly.

               (e) In the case of any adjustment or substitution provided for in this Section 10, the option price per share in each stock option agreement will be equitably adjusted by the Board of Directors to reflect to greater or lesser number of shares of stock or other securities into which the Option Shares have been changed or for which shares have been substituted.

     Section 11. Fair Market Value. For purposes of this Plan, fair market value is defined as the reported closing sale price of a share of Common Stock as reported on the American Stock Exchange on the date the option is granted, or if no sale was made on that date, on the next preceding date on which a sale was made.

     Section 12. Change in Control of the Company. In t he event of a "change in control" of the Company (as defined below), all options outstanding under the Plan as of the date the change of control occurs will, unless otherwise determined by the Board, become fully exercisable, and the value of all outstanding options will, unless otherwise determined by the Board, be cashed out. The cash-out price will be the difference between the exercise price and the defined "change-in-control price."
     A "change in control" in defined as the acquisition by any person of fifty percent (50%) or more of the outstanding shares of the Company, or the occurrence of a transaction requiring shareholder approval and involving the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation. The "change-in-control price" is defined as either (as determined by the Board) (i) the highest closing price of the Common Stock as reported on the American Stock Exchange in the sixty-calendar-day period preceding the date of the determination of the change-in-control price, or (ii) the highest price paid or offered, as determined by the Board, in any bona fide transaction or offer related to the change in control of the Company, in the sixty-calendar-day period preceding the date of determination of the change-in-control price.
     In the event of a sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation in a transaction in which options outstanding under the Plan are not accelerated and cashed out as provided above, each outstanding option will be assumed, or an equivalent option will be substituted, by the successor corporation in the transaction or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the optionee will have the right to exercise the option as to all of the shares, including shares as to which the option would not otherwise be exercisable. If the Board makes an option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Company will notify the optionee that the option will be fully exercisable for a period of thirty
(30) days from the date of such notice, and the option will terminate upon the expiration of the thirty-day period.

     Section 13. Amendment and Termination of the Plan. The Board has the authority to amend or terminate the Plan at any time without shareholder approval; provided, however, that approval by the holders of a majority of the outstanding shares of the Company entitled to vote is required for any amendment which increases the maximum number of shares for which options may be granted, changes the standard for eligibility, or materially increases the benefits which may accrue to participants under the Plan. However, no action by the Board or shareholders may alter or impair any option previously granted under the Plan without the optionee's consent.

     Section 14. Compliance with Governmental Regulations. Notwithstanding the other provisions of the Plan, the exercise of an option will b effective only at such time as Counsel to the Company has determined that the issuance and delivery of Option Shares pursuant to the exercise will not violate any state or federal securities or other laws. An optionee desiring to exercise an option may be required by the Company, as a condition to the effectiveness of any exercise of an option, to acknowledge and agree in writing that all Option Shares to be acquired pursuant to the exercise are being acquired for investment and not for resale and will be held for his or her own account without a view to any further distribution, that the certificates for the Option Shares will bear an appropriate legend to that effect, and that the Option Shares will not be transferred or disposed of except in compliance with applicable federal and state laws. The Company may, in its sole discretion, defer the effectiveness of any exercise of an option in order to allow the issuance of the Option Shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under the federal or state securities laws. The Company will inform the optionee in writing of its decision to defer the effectiveness of the exercise of an option. During the period that the effectiveness of the exercise of an option has been deferred, the optionee may, by written notice, withdraw the exercise and obtain a refund of any amount paid with respect thereto. The Company will be under no obligation to effect the registration pursuant to the Securities Act of 1933 of any Option Shares to be issued hereunder or to effect similar compliance under any state laws.

     Section 15.  Rights to Continued Employment or Participation.

          (a) Employment. Nothing contained in the Plan or in any stock option agreement confers upon any optionee any right with respect to the continuance by the Company or any of its subsidiaries or interferes, in any way, with the right of the Company or any subsidiary to terminate the optionee's employment or to change his/her compensation at any time.

          (b) Participation. No employee has a right to be selected as a participant or optionee in the Plan, or, having been so selected, to be selected again as a participant or optionee.

     Section 16. Headings and Captions. The headings and captions contained in this Plan are for convenience only and may not be utilized to interpret the Plan.

     Section 17. Effective Date of the Plan. The Plan will become effective upon the adoption of the Plan by the Board.

     Section 18. Shareholder Approval. In conformity with Section 422A of the Code, the Plan will be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted by the Board.

                            APPENDIX 3

                     ACTION INDUSTRIES, INC.

              NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
                    (As Amended June 15, 1995)


1. Purpose of the Plan. The Nonemployee Director Stock Option Plan (the "Plan") is intended to promote the best interest of Action Industries, Inc. (the "Company") in attracting and retaining as independent members (the "Directors") of the Board of Directors (the "Board") persons with training, experience and ability. It is intended to encourage the sense of proprietorship of such persons and to stimulate their interest in the development and financial success of the Company.

2. Type of Options. The options granted under this Plan are in-tended to be nonqualified stock options (options that do not qualify as "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the " Code")).

3. Term of Plan. The Plan was adopted by the Board on July 17, 1991, subject to shareholder approval within twelve months. The Plan is effective July 17, 1991 and will remain in effect, subject to the Board's right to earlier terminate the Plan pursuant to
Section 9, until all shares subject to the Plan (the "Option Shares") have been acquired. In any event, however, the Plan will terminate and no further options will be granted after July 17, 2001.

4. Eligibility. All Directors who are not employees or former employees of the Company and who are "disinterested persons" (as used in Rule 16b-3 promulgated under the Securities Exchange Act of 1934 ("Rule 16b-3")) are eligible to participate in the Plan.

5.  Shares Subject to the Plan.  Subject to certain adjustments in
Section 8, the total number of Option Shares which may be issued under the Plan is 105,300 shares of the Company's Common Stock, par value $0.10 per share, which may be either authorized and unissued shares or shares held in treasury by the Company. To the extent that options granted under the Plan expire without being exercised, the Option Shares granted under the expired options will again become available for grant under the Plan.

6.  Formula for Automatic Grant, Price and Exercisability

    6.1 Disinterested Persons. No discretion concerning any deci-sions regarding the Plan will be afforded to any person who is not a disinterested person within the meaning of Rule 16b-3 or any successor rule, and no option will be granted to any Director who is not a Disinterested Person. If the Company determines at any time during the existence of this Plan or of options granted under the Plan that the grants of options cause the Directors not to be Disinterested Persons, then this Plan will terminate and all options outstanding will be void ab initio.

    6.2  Grant of Option.  An option to purchase shares (the
"Option") will be granted automatically to each eligible Director in the amounts and as of the date specified below (the "Date of Grant"):

         (i) An option to purchase 4,000 shares will be granted to each eligible Director as of the date the Director is first elected to the Board.

        (ii) An additional option to purchase 1,000 shares will be granted to each eligible Director, subject to the following exception, as of the first Monday of each fiscal year. This option will not be granted, however, in the case of a Director who was first elected to the Board since the January 1 prior to the then current year grant.

Each person to whom an Option is granted under the Plan, or any successor to the rights of such person because of the death of the original grantee, is an "Optionee" under the Plan. Options granted are in addition to the Directors' fees and any other benefits to which Directors may be entitled.

Each Option granted under the Plan will be subject to a Stock
Option Agreement between the Company and the Optionee, in substantially the form attached as Exhibit A.

    6.3 Option Price. Each Option will have an exercise price for the Option Shares that is equal to the fair market value of the Common Stock on the Date of Grant. The fair market value as of a specified date is the closing price of the Common Stock on that date as reported by the American Stock Exchange, or, if no sale of Common Stock occurred that day, then the next preceding day on which a sale occurred.

    6.4 Exercisability. Each Option will become vested and exer-cisable in four equal installments on the first, second, third and fourth anniversaries of the Date of Grant. The Option will remain exercisable for a period expiring ten years from the Date of Grant.

7.  Exercise of Options

    7.1 Notice. Subject to the restrictions of this Plan, an Option may be exercised, in whole or in part, by giving written notice to the Company specifying the number of Option Shares to be purchased. The notice will be accompanied by payment of the purchase price in full by any of the methods provided in this Plan.

    7.2 Method of Payment. Payment upon exercise of an Option will be made by any of the following methods:

         (i) in cash, by money order, by certified or cashier's check or by personal check (if approved by the Board) of an amount equal to the full purchase price of the Option Shares being pur-chased, or

        (ii) by delivery of shares of Common Stock already owned by the Optionee for at least six months, which shares have a fair market value (determined as of the date preceding the Company's receipt of notice of exercise) equal to the full purchase price of the Option Shares being purchased; provided that the Company will pay to the Optionee, in exchange for any fractional shares delivered by the Optionee the fair market value of which is in excess of the exercise price, cash in an amount equal to the fair market value of the fractional shares.

    7.3 Termination of Membership on the Board. If an Optionee ceases to be a Director for any reason other than death or dis-ability, the Option may be exercised by the Optionee within three months after the date of termination of directorship (but no later than the expiration of the Option), unless the termination of directorship is for "cause," in which case the Option will immediately terminate. As used in this Plan, "cause" means (i) gross negligence of or willful misconduct by the Director in the performance of his duties as Director, (ii) material breach by the Director of his fiduciary duty to the Company, (iii) engagement by the Director in fraudulent activities materially injurious to the Company, or (iv) conviction of the Director of a felony, a crime involving moral turpitude or a crime, whether or not a felony, involving misappropriation of property of the Company.

    7.4 Death of an Optionee. In the event of the death of an Op-tionee during his or her term as a Director or within three months thereafter, to the extent the Optionee was entitled to exercise the Option at the time of death, the Option may be exercised within twelve months from the date of death (but no later than the expira-tion of the Option) by the Optionee's estate or other person(s) en-titled to the Option under the Optionee's will or the laws of descent and distribution. To the extent the Optionee was not entitled to exercise the Option at date of death, and to the extent the Option is not exercised as provided in this Section, the Option will terminate.

    7.5 Disability of an Optionee. In the event an Optionee is, in the reasonable determination of the Board of Directors, unable to continue as a Director because of total and permanent disability
(as defined in Section 22(e)(3) of the Code), the Optionee may, to the extent he or she was entitled to exercise the Option at the date of such determination by the Board (the "Date of Disability"), exercise the Option within twelve months from the Date of Disability (but no later than the expiration of the Option). To the extent the Optionee was not entitled to exercise the Option at the Date of Disability, and to the extent the Option is not exercised as provided in this Section, the Option will terminate.

    7.6 Nontransferability. During an Optionee's lifetime, the Option may be exercised only by the Optionee. The Option is not transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder).

8.  Adjustment of Number and Price of Shares

    8.1 No Effect on Corporate Decisions. Except to the extent Options granted under the Plan have been exercised, the existence of the Plan and any Options granted will not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting the Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

    8.2 Common Stock Dividend. In the event that a stock dividend is declared upon the Common Stock of the Company, the number of Op-tion Shares covered by each outstanding Option and the number of shares available for issuance pursuant to the Plan but not yet covered by a Stock Option Agreement shall be adjusted by adding the number of shares which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive the stock dividend.

    8.3 Recapitalization, Reorganization, Etc. In the event that the outstanding shares of the Common Stock of the Company are changed into or exchanged for a different number or kind of shares of capital stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, there will be substituted for the Option Shares covered by each outstanding Option and for the shares available for issuance pursuant to the Plan but not yet covered by a Stock Option Agreement the number and kind of shares of capital stock or other securities which would have been substituted therefor if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive the changed or substituted stock or other securities.

    8.4  Fractional Shares.  No adjustment or substitution under
Section 8 will require the Company to issue or to sell a fractional share, and the total adjustment or substitution with respect to each Stock Option Agreement will be limited accordingly.

    8.5 Adjustment of Option Price. In the event of any adjustment or substitution under Section 8, the option price per share will be adjusted, as equitably required, to reflect the greater or lesser number of shares of Common Stock or other securities into which the Option Shares have been changed or for which Option
Shares have been substituted.

9. Change in Control of the Company. A Change in Control of the Company is any of the following: (i) a merger or consolidation in which the Company is not the surviving entity or survives only as a subsidiary of an entity other than a previously wholly-owned sub-sidiary of the Company, (ii) the acquisition by any person of 50% or more of the outstanding voting shares (including securities exercisable for or convertible into voting shares) of the Company, or (iii) a transaction requiring shareholder approval and involving the sale, lease or exchange of all or substantially all the assets of the Company.

In the event of a Change in Control of the Company, all Options outstanding under the Plan as of the date of the Change in Control will be cashed out (including Options which have not yet vested, which will be deemed to vest immediately upon occurrence of the event constituting the Change in Control). That is, Options outstanding will be terminated by the Company in exchange for an amount equal to the excess of the Change in Control Price over the exercise price.

The Change in Control Price is either (as determined by the Board)
(i) the highest closing price of the Common Stock as reported on the American Stock Exchange in the 60-day period preceding the date of the event constituting or resulting in the Change in Control or
(ii) the highest price paid or offered in any bona fide transaction or offer related to the Change in Control of the Company in the 60-day period preceding the date of the event constituting or resulting in the Change in Control.

10. Amendment and Termination of the Plan. The Board may amend or terminate the Plan without shareholder approval, except that shareholder approval is required for any amendment which (i) materially increases the aggregate number of shares which may be issued pursuant to the Plan, (ii) materially modifies the standard for eligibility, or (iii) materially increases the benefits which may accrue to participants under the Plan. No action of the Board or the shareholders may, without the consent of the Optionee, alter or impair any Option previously granted under the Plan. The Plan will not be amended more than once every six months, other than to comply with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

11.  Compliance with Governmental Regulations

    11.1 Plan Subject to Regulation. The Plan, the granting and exercise of Options under the Plan, and the obligation of the Company to sell and deliver shares under the Options are subject to all applicable laws, rules and regulations and to any approvals by governmental agencies or national securities exchanges as may be required.

    11.2 Representation of Optionee. As a condition to the effec-tiveness of any exercise of an Option, the Company may require an Optionee to acknowledge and agree in writing that all Option Shares will be acquired for investment and not for resale and will be held for his or her own account without a view toward further distribu-tion, that the certificates for Option Shares will bear an ap-propriate legend to that effect, and that the Option Shares will not be transferred or disposed of except in compliance with applicable federal and state laws.

   11.3 Share Restrictions. Certificates for shares delivered un-der the Plan may be subject to such stock transfer orders and other restrictions as the Company deems advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the stock is listed and any applicable federal or state law. The Company may cause a legend or legends to be placed upon the certificate to refer to those restrictions.

12.  Captions.   The captions appearing in this Plan are for con-
venience only and may not be used in the interpretation of the Plan.

13. Governing Law. This Plan and all actions taken pursuant to the Plan will be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania.